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Exhibit 23.1

Plante & Moran, PLLC Suite 300 19176 Hall Road Clinton Township, MI 48038 Tel: 586.416.4900 Fax: 586.416.4901 plantemoran.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Forms S-3 (Registration No.'s 333-135872, 333-148601, 333-160791, 333-160710 and 333-181003) and Forms S-8 (Registration No.'s 333-66791, 333-126627, 333-135896, 333-146817, 333-153046, 333-160135, 333-169003 and 333-182043) of Rockwell Medical, Inc. and Subsidiary of our reports dated March 18, 2013 on the consolidated financial statements and related financial statement schedule of Rockwell Medical, Inc. and Subsidiary as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31, 2012 and on the effectiveness of the Company's internal control over financial reporting as of December 31, 2012, appearing in the Annual Report on Form 10-K of Rockwell Medical, Inc. and Subsidiary for the year ended December 31, 2012.

/s/ Plante & Moran, PLLC
Clinton Township, Michigan
March 18, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM